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SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
HOSPITALITY PROPERTIES TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

HOSPITALITY PROPERTIES TRUST

400 Centre Street
Newton, Massachusetts 02458

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 7, 2002

To the Shareholders of Hospitality Properties Trust:

        Notice is hereby given that the Annual Meeting of Shareholders of Hospitality Properties Trust, a Maryland real estate investment trust (the "Company"), will be held at 11:30 A.M. on Tuesday, May 7, 2002, at the Sheraton Newton Hotel, 320 Washington Street, Newton, Massachusetts, for the following purposes:

  1.
  To elect two Trustees in Group I of the Company's Board of Trustees.

  2.
  To consider and act upon such other matters as may properly come before the meeting.

        The Board of Trustees has fixed the close of business on March 20, 2002, as the record date for determination of the shareholders entitled to notice of, and to vote at, the meeting.

                      By Order of the Board of Trustees,
                      JOHN G. MURRAY,                       Secretary

April 3, 2002

        WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENVELOPE ENCLOSED HEREWITH.

HOSPITALITY PROPERTIES TRUST

400 Centre Street
Newton, Massachusetts 02458

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To Be Held on Tuesday, May 7, 2002

INTRODUCTION

        A Notice of the Annual Meeting of Shareholders (the "Meeting") of Hospitality Properties Trust, a Maryland real estate investment trust (referred to as "we", "us" or the "Company"), is set forth on the preceding page, and there is enclosed herewith a form of proxy solicited by our Board of Trustees. We are paying the cost of this solicitation. In addition to solicitation by mail, our Trustees and officers may solicit proxies personally or by telephone or telegram. This proxy statement is being first sent to shareholders on or about April 3, 2002, together with a copy of our Annual Report to Shareholders for the year ended December 31, 2001, (including our audited financial statements).

        Only shareholders of record as of the close of business on March 20, 2002, (the "Record Date") are entitled to notice of, and to vote at, the Meeting and any adjournment thereof. Our outstanding common shares on the Record Date entitled to vote consisted of 62,537,598 common shares of beneficial interest, $.01 par value per share (the "Common Shares"). The holders of the outstanding Common Shares are entitled to one vote per Common Share.

        All Common Shares represented by valid proxies which we receive prior to the Meeting will be counted for purposes of determining the presence of a quorum, for purposes of taking action on the proposal set forth below and will be voted as specified in the proxies. If no specification is made by the shareholder, the Common Shares will be voted FOR the election of the Board's nominees. To be elected, the Board's nominees must receive the affirmative vote of a majority of our Common Shares issued and outstanding. Abstentions are considered present for purposes of determining a quorum, and they will have the effect of a vote against the election of trustees. A shareholder marking the proxy "Withhold" will not be counted as voting in favor of the nominees for Trustee. A shareholder giving a proxy may revoke it any time prior to its exercise by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or by attending the Meeting and voting his or her Common Shares in person.

Item 1.    Election of two Trustees in Group I of the Board of Trustees.

        The number of our Trustees is currently fixed at five, and the Board of Trustees is currently divided into three groups, with two Trustees in Group I, two Trustees in Group II and one Trustee in Group III. Trustees in each Group are elected for three-year terms.

        Our business is conducted under the general direction of our Board of Trustees as provided by our Amended and Restated Declaration of Trust (the "Declaration of Trust"), our Amended and Restated Bylaws (the "Bylaws"), and the laws of the State of Maryland, the state in which we were organized on May 12, 1995.

        Three of our Trustees, John L. Harrington, Arthur G. Koumantzelis and William J. Sheehan are our "Independent Trustees" within the meaning of our Declaration of Trust; that is, Trustees who are not officers of ours or affiliates of either HRPT Properties Trust ("HRP") or REIT Management & Research LLC ("RMR"), which is our investment manager.

        The Independent Trustees comprise the Audit Committee of our Board of Trustees. The Audit Committee makes recommendations to our Board of Trustees about the selection of and evaluates our independent auditors, reviews the audited financial statements and discusses the adequacy of our internal controls with management and auditors. The Audit Committee operates under a written charter adopted by our Board of Trustees. We do not have a Compensation Committee or Nominating Committee.

        During 2001, our Board of Trustees held five meetings and the Audit Committee held seven meetings. During 2001, each Trustee attended 75% or more of the total number of meetings of our Board of Trustees and any Committee of which he was a member.

        Each Independent Trustee receives an annual fee of $20,000 for services as a Trustee, plus a fee of $500 for each meeting of our Board or any Board Committee attended. Only one $500 fee is paid if a Board meeting and Board Committee meeting are held on the same date. The Chair of the Audit Committee receives an additional $2,000 annually; this position rotates periodically among the Independent Trustees. Each Independent Trustee also automatically receives an annual grant of 300 Common Shares under our 1995 Incentive Share Award Plan (the "Plan"). We reimburse all Trustees for travel expenses incurred in connection with their duties as Trustees.

        The present Trustees in Group I are John L. Harrington and Barry M. Portnoy. The term of the Group I Trustees elected at the Meeting will expire at our 2005 Annual Meeting of Shareholders. To be elected, the nominees for Trustee must receive the vote of a majority of our Common Shares then issued and outstanding. The Board of Trustees has proposed Messrs. Harrington and Portnoy for re-election as Group I Trustees. The persons named in the enclosed proxy intend to vote the proxy for the election of Mr. Harrington and Mr. Portnoy, except to the extent that a shareholder indicates on the proxy card that the vote should be withheld. HRP, Gerard M. Martin and Barry M. Portnoy, who have voting control over 4,381,785 Common Shares (approximately 7.0% of our Common Shares outstanding and entitled to vote at the Meeting), intend to vote in favor of Mr. Harrington and Mr. Portnoy as Group I Trustees.

        The Board of Trustees recommends a vote FOR the election of John L. Harrington and Barry M. Portnoy as Group I Trustees.

NOMINEES FOR TERM EXPIRING IN 2005

        The following are the recent principal occupations, directorships and the age as of the Record Date of Mr. Harrington and Mr. Portnoy:

JOHN L. HARRINGTON, Age: 65

        Mr. Harrington has been one of our Trustees since we began business in 1995. Since October 1999 Mr. Harrington has been a Trustee of Senior Housing Properties Trust ("SNH"), which was a subsidiary of HRP prior to the distribution of a majority of its shares by HRP to HRP shareholders in October 1999. Mr. Harrington became a Director of Five Star Quality Care, Inc. ("Five Star"), which leases and operates senior housing properties owned by SNH, when it was spun off from SNH on December 31, 2001. Mr. Harrington was a Trustee of HRP from 1991 through August 1995.

(2)

Mr. Harrington has been the Executive Director and Trustee of the Yawkey Foundation and a Trustee of the JRY Trust for over five years. During that period and until February 27, 2002, Mr. Harrington was also the Chief Executive Officer of the Boston Red Sox Baseball Club. The Yawkey Foundation and JRY Trust are not-for-profit charitable foundations headquartered in Dedham, Massachusetts.

BARRY M. PORTNOY, Age: 56

        Mr. Portnoy is one of our Managing Trustees, and he has been since we began business in 1995. He is also a Managing Trustee of HRP and SNH, and he has been since they began business in 1986 and 1999, respectively. Mr. Portnoy is also a Managing Director of Five Star and has been since it was spun off from SNH on December 31, 2001. He is also a Director and 50% beneficial owner of RMR. From 1978 through March 31, 1997, Mr. Portnoy was a partner of the law firm of Sullivan & Worcester LLP, our counsel; and he was Chairman of that firm from 1994 through March 1997.

        In addition to Mr. Harrington and Mr. Portnoy, the following persons currently serve on our Board of Trustees or as executive officers of our Company. The following is information concerning those individuals, including their recent employment, positions with the Company, other directorships and age as of the Record Date:

CONTINUING TRUSTEES

ARTHUR G. KOUMANTZELIS, Age: 71

        Mr. Koumantzelis has been one of our Trustees since we began business in 1995. Since October 1999 Mr. Koumantzelis has been a trustee of SNH, and since December 2001, Mr. Koumantzelis has been a Director of Five Star. Mr. Koumantzelis has been the President and Chief Executive Officer of Gainesborough Investments LLC, a private investment company located in Lexington, Massachusetts, since June 1998. Since April 2000, Mr. Koumantzelis has served as the President, Chief Executive Officer and a board member of Peponi Investments, LLC, a private investment company also located in Lexington, Massachusetts. In addition, Mr. Koumantzelis has served as Treasurer and has been part owner of Mosaic Communications Group LLC, a media company, since December 2000. Mr. Koumantzelis is also currently a Trustee of Milo Trust, Milo Franklin Trust, Lemoni Trust and a member of the Board of Directors of Wang Healthcare Information Systems, Inc. From 1990 until February 1998, Mr. Koumantzelis was Senior Vice President and Chief Financial Officer of Cumberland Farms, Inc., a private company engaged in the convenience store business and in the distribution and retail sale of gasoline. Mr. Koumantzelis is the Group III Trustee and will serve until our 2004 Annual Meeting of Shareholders.

GERARD M. MARTIN, Age: 67

        Mr. Martin is one of our Managing Trustees, and he has been since we began business in 1995. Mr. Martin is also a Managing Trustee of HRP and of SNH. He has served in these capacities for HRP and SNH since they began business in 1986 and 1999, respectively. Mr. Martin is also a Managing Director of Five Star and has been since it was spun off from SNH on December 31, 2001. Mr. Martin is a Director and 50% beneficial owner of RMR. Mr. Martin served as interim President of the Company from the Company's formation until John G. Murray's election to that office in March 1996. Mr. Martin is a Group II Trustee and will serve until our 2003 Annual Meeting of Shareholders.

(3)

WILLIAM J. SHEEHAN, Age: 57

        Mr. Sheehan has been one of our Trustees since we began business in 1995. Mr. Sheehan currently serves as Executive Vice President of Finance of Ian Schrager Hotels LLC (formerly Ian Schrager Hotels, Inc.). From 1995 until May 1999, Mr. Sheehan served as Chief Financial Officer of Ian Schrager Hotels LLC. Mr. Sheehan is a certified hotel administrator, an Ambassador of the Educational Institute of the American Hotel and Motel Association and has been a speaker at various hotel industry conferences. Mr. Sheehan is a Group II Trustee and will serve until our 2003 Annual Meeting of Shareholders.

EXECUTIVE OFFICERS

JOHN G. MURRAY, Age: 41

        Mr. Murray is our President, Chief Operating Officer and Secretary. Mr. Murray is also Executive Vice President of RMR. Prior to his election as our President and Chief Operating Officer in March 1996, Mr. Murray served as our Treasurer and Chief Financial Officer. Mr. Murray served in various capacities for RMR and its affiliates since 1993. Mr. Murray is a certified public accountant.

THOMAS M. O'BRIEN, Age: 35

        Mr. O'Brien is our Treasurer and Chief Financial Officer, and a Vice President of RMR and has held these offices for the last five years. Mr. O'Brien is a certified public accountant.

ETHAN S. BORNSTEIN, Age: 28

        Mr. Bornstein is our Vice President. Prior to his election as our Vice President in October 1999, Mr. Bornstein was employed by RMR for two years. From 1995 until July 1997, Mr. Bornstein was employed by E&Y Kenneth Leventhal and focused primarily on appraisal, feasibility and consulting projects in the real estate industry. Mr. Bornstein is currently on leave of absence while attending a graduate education program in real estate at the Massachusetts Institute of Technology.

        Mr. Bornstein is married to Mr. Portnoy's daughter. Executive officers serve at the discretion of our Board of Trustees.

OTHER INFORMATION

Compensation of Executive Officers

        We do not have any employees. Services which otherwise would be provided by employees are provided by RMR. Payments by us to RMR for services during 2001 are described in "Certain Relationships and Related Party Transactions."

        Except with respect to incentive share awards, we have not paid and have no current plans to pay compensation to our executive officers. RMR, which conducts our day-to-day operations, compensated Messrs. Martin, Portnoy, Murray, O'Brien, and Bornstein in connection with their services to RMR and to us. The following table provides summary long-term compensation information for restricted share awards made for the past three years to our executive officers.

(4)

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Restricted Share Awards (1)
John G. Murray President and Chief Operating Officer	2001 2000 1999	$ $ $	56,180 50,000 62,100
Thomas M. O'Brien Treasurer and Chief Financial Officer	2001 2000 1999	$ $ $	42,135 37,500 48,600
Ethan S. Bornstein Vice President	2001 2000 1999	$ $	21,068 18,750 —

(1)
All incentive share awards provide that one-third of each award vests immediately upon grant and one-third vests on each of the first and second anniversaries of the grant. In the event any executive officer who has been granted an incentive share award ceases to perform duties for us or ceases to be an officer or employee of RMR during the vesting period, the Common Shares which have not yet vested may be repurchased by the Company for nominal consideration. Vested and unvested Common Shares are entitled to distributions. The dollar amounts shown in the table represent the number of restricted Common Shares awarded during the years shown, including shares which have vested or continue to be subject to vesting, multiplied by the closing prices for the Common Shares on the New York Stock Exchange on the dates of grant.

  At the end of the year, Messrs. Murray, O'Brien, and Bornstein, respectively, owned an aggregate 12,600, 9,600, and 1,500 restricted Common Shares which were granted under the Plan since 1995 and include vested and unvested Common Shares. Based on a closing price of $29.50 per share for the Common Shares on the New York Stock Exchange at December 31, 2001, these shares had a value of $371,700, $283,200, and $44,250, respectively.

Compensation Committee Interlocks and Insider Participation

        We do not have a standing Compensation Committee; rather, a committee comprised of our Independent Trustees (Messrs. Harrington, Sheehan and Koumantzelis) makes recommendations for grants of Common Shares under the Plan, and these recommendations are acted upon by the full Board of Trustees. Relationships between the Company and certain Trustees are described under "Certain Relationships and Related Party Transactions."

Performance Graph—Comparison of Cumulative Total Return

        The graph below shows our cumulative total shareholder returns on Common Shares (assuming a $100 investment on December 31, 1996) for the past five years as compared with (a) the National Association of Real Estate Investment Trusts' ("NAREIT") index of all tax-qualified real estate investment trusts listed on the New York Stock Exchange, the American Stock Exchange and the Nasdaq National Market System, (b) the Standard & Poor's 500 Index and (c) the Standard & Poor's

(5)

MidCap 400 Index. This is the first time we have included the Standard & Poor's MidCap 400 Index, and have chosen to do so based on our inclusion in that index beginning in 2001. The graph assumes reinvestment of all cash distributions on the distribution record date.

Executive Compensation Report

        We developed and implemented our Plan in recognition of the following circumstances. First, our Common Shares are primarily a yield vehicle for shareholders and do not appreciate in value in the same manner as other equity securities. Therefore, a conventional stock option plan would not provide appropriate incentives for management. Second, because our executive officers are employees of RMR, and not of the Company, and receive their salary compensation from RMR, the Trustees wished to establish an arrangement which would, among other things, (a) foster a continuing identity of interest between management and our shareholders, and (b) recognize that our executive officers perform certain duties on our behalf, primarily with regard to shareholder relations and investor communications, which fall outside of the scope of services covered by the advisory agreement between us and RMR. In granting incentive share awards, our Trustees consider factors such as the amount and terms of restricted Common Shares previously granted to executive officers and the amount of time spent and complexity of the duties performed by executive officers on our behalf. The Trustees imposed, and may impose, vesting and other conditions on the granted Common Shares, which may encourage recipients of share awards to remain with us and RMR.

(6)

        In 2001, John G. Murray, our President, Chief Operating Officer and Secretary, received a grant of 2,000 Common Shares under the Plan, 666 of which vested immediately upon grant, 667 of which will vest on each of the first and second anniversaries of the date of grant. In 2001, Thomas M. O'Brien, our Treasurer and Chief Financial Officer, received a grant of 1,500 Common Shares under the Plan, 500 of which vested immediately upon the grant and 500 of which will vest on each of the first and second anniversaries of the date of grant. In 2001, Ethan S. Bornstein, our Vice President, received a grant of 750 Common Shares under the Plan, 250 of which vested immediately upon grant and 250 of which will vest on each of the first and second anniversaries of the date of grant. The determination of the number of Common Shares granted to the executive officers was based on the number of Common Shares previously granted to our officers, the fair market value of the Common Shares granted, and the Trustees' opinion as to the value of the services to us performed by each individual.

                      BOARD OF TRUSTEES
                      John L. Harrington
                      Arthur G. Koumantzelis
                      Gerard M. Martin
                      Barry M. Portnoy
                      William J. Sheehan

Audit Committee Report

        The Audit Committee is comprised of three Trustees. None of these Trustees are officers of the Company. We believe all members of the Audit Committee are independent, as defined by applicable New York Stock Exchange standards. The Board of Trustees has adopted a written charter for the Audit Committee.

        In the course of its oversight of our financial reporting process, the Audit Committee has (i) reviewed and discussed with management our audited financial statements for the year ended December 31, 2001, (ii) discussed with Arthur Andersen LLP, our independent auditors, the matters required to be discussed by Statement on Accounting Standards No. 61, Communication with Audit Committees, (iii) received the written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, (iv) discussed with the auditors their independence, and (v) considered whether the provision of non-audit services by the auditors is compatible with maintaining their independence and concluded that it is compatible at this time.

        Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Trustees that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                      AUDIT COMMITTEE
                      John L. Harrington, Chairman
                      Arthur G. Koumantzelis
                      William J. Sheehan

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Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information regarding the beneficial ownership of the Common Shares by each person known to us to be the beneficial owner of more than 5% of our outstanding Common Shares, and by each of our Trustees and executive officers, individually and as a group, as of the Record Date. Unless otherwise indicated, each person or entity named below has sole voting and investment power with respect to all Common Shares shown to be beneficially owned by that person or entity, subject to the matters set forth in the footnotes to the table below.

	Beneficial Ownership
Name and Address (1)	Number of Shares	Percent
Beneficial Owners of More than 5% of our Common Shares
HRPT Properties Trust (2)	4,000,000	6.4%
Trustees and Executive Officers
Ethan S. Bornstein (3)	1,500	*
John L. Harrington (4)	3,035	*
Arthur G. Koumantzelis (4)	3,054	*
Gerard M. Martin (5)	4,190,893	6.7%
John G. Murray (3)	12,600	*
Thomas M. O'Brien (3)	11,076	*
Barry M. Portnoy (5)	4,190,892	6.7%
William J. Sheehan (4)	3,041	*
All Trustees and executive officers as a group (nine persons) (2)(5)(6)	4,417,091	7.1%

*
Less than 1% of the Company's outstanding Common Shares.

(1)
The address of HRP is 400 Centre Street, Newton, MA 02458. The address of each other named person or entity is c/o Hospitality Properties Trust, 400 Centre Street, Newton, MA 02458.

(2)
Under applicable regulatory definitions, RMR, as HRP's manager, may be deemed to own beneficially HRP's 4,000,000 Common Shares. RMR, however, disclaims beneficial ownership of HRP's 4,000,000 Common Shares.

(3)
Includes the following Common Shares granted under our Plan which have not vested: Mr. Bornstein 750 Common Shares; Mr. Murray 2,001 Common Shares; and Mr. O'Brien 1,500 Common Shares.

(4)
Each Independent Trustee receives a grant of 300 Common Shares per annum as part of his annual compensation.

(5)
Mr. Portnoy owns 27,743 Common Shares directly, and Mr. Martin owns 27,743 Common Shares directly. Mr. Portnoy is the sole shareholder of a corporation which owns 163,149 Common Shares. Mr. Martin is the sole shareholder of a separate corporation which owns 163,150 Common Shares. HRP, of which Messrs. Portnoy and Martin are Managing Trustees, owns 4,000,000 Common Shares. Messrs. Portnoy and Martin may be deemed to have beneficial ownership of the Common Shares owned by HRP; however, Messrs. Portnoy and Martin disclaim beneficial ownership of HRP's 4,000,000 Common Shares.

(6)
Includes 1,000 common shares, 500 of which have vested and 500 unvested, owned by John R. Hoadley, our controller until his resignation on October 1, 2001.

(8)

Certain Relationships and Related Party Transactions

        We have entered into an agreement with RMR under which RMR provides investment and administrative services to us (the "Advisory Agreement"). RMR is beneficially owned by our Managing Trustees, Messrs. Martin and Portnoy. The Advisory Agreement provides for an annual base advisory fee equal to 0.70% of the Company's Average Invested Capital (as defined in the Advisory Agreement) up to $250 million, and 0.50% of Average Invested Capital exceeding $250 million; and an annual incentive fee equal to 15% of the increase in annual cash available for distribution per Common Share (but no more than $.02 per Common Share), times the weighted average number of Common Shares outstanding in each year. All incentive fees earned by RMR are paid in Common Shares. Aggregate fees paid to RMR for services during 2001 were $13.3 million, including $619,351 (based upon a per share price of $28.597) paid in 21,658 restricted Common Shares as an incentive fee. RMR's incentive shares for 2001 were issued directly to Messrs. Martin and Portnoy from RMR on March 14, 2002.

        Until March 31, 1997, Mr. Portnoy was a partner of Sullivan & Worcester LLP, our counsel and counsel to HRP, SNH, Five Star, RMR and affiliates of each of the foregoing, and he received payments from that firm during 2001 in respect of his retirement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that our Trustees and executive officers, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership of securities with the Securities and Exchange Commission and the New York Stock Exchange. Our executive officers, Trustees and greater than 10% shareholders are required to furnish us with copies of all forms they file pursuant to Section 16(a). Based solely on our review of the copies of these reports furnished or written representations that no such reports were required, we believe that, during the 2001 fiscal year, all filing requirements applicable to our executive officers, Trustees and greater than 10% shareholders were timely met.

AUDITORS

        We are not required to submit the selection of our auditors to a shareholder vote. Since our organization in 1995, our independent auditors have been Arthur Andersen LLP. The Board of Trustees has not yet selected an accountant for the current year. A representative of Arthur Andersen LLP is expected to be present at the Meeting, with the opportunity to make a statement if he desires to do so. This representative will be available to respond to appropriate questions from shareholders who are present at the Meeting.

        The fees for services provided by Arthur Andersen LLP to us in 2001 were as follows:

Audit Fees (1)	$120,450
All Other Fees:
Audit Related (2)	$62,675
All Other	$14,550

(1)
Includes $46,500 in fees for services provided in 2001 for audit services performed on the financial statements of one of the Company's tenants.

(2)
Audit related includes fees for services typically provided by the auditor including assistance with Securities and Exchange Commission filings.

(9)

SHAREHOLDER PROPOSALS

        To be eligible for inclusion in the proxy statement to be furnished to shareholders in connection with our 2003 Annual Meeting of Shareholders, proposals by shareholders must be received by us at our principal executive offices not later than December 4, 2002 and must otherwise satisfy the conditions established by the Securities and Exchange Commission and our Bylaws for shareholder proposals to be included in our proxy statement for that meeting. In accordance with our Bylaws, proposals of shareholders intended for presentation at our 2003 Annual Meeting of Shareholders (but not intended to be included in the proxy statement for that meeting) must be received by us no later than January 3, 2003, and no earlier than December 4, 2002, and must be made in accordance with the provisions, requirements and procedures set forth in our Bylaws.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that, unless shareholders give contrary instructions only one copy of the Company's Proxy Statement or Annual Report to Shareholders may have been sent to multiple shareholders in each household. We will promptly deliver a separate copy of either document to any shareholder upon written or oral request to Investor Services, Hospitalities Properties Trust, 400 Centre Street, Newton, Massachusetts 02458, telephone (617) 964-8389. Any shareholder who wants to receive separate copies of the Proxy Statement or Annual Report to Shareholders in the future, or any shareholder who is receiving multiple copies and would like to receive only one copy per household, should contact the shareholder's bank, broker, or other nominee record holder.

OTHER MATTERS

        At this time, we know of no other matters which will be brought before the Meeting. However, if other matters properly come before the Meeting or any adjournment thereof, and if discretionary authority to vote with respect thereto has been conferred by the enclosed proxy, the persons named in the proxy will vote the proxy in accordance with their discretion on those matters.

                      By Order of the Board of Trustees
                      JOHN G. MURRAY,                       Secretary

Newton, Massachusetts
April 3, 2002

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DETACH HERE

HOSPITALITY PROPERTIES TRUST

400 Centre Street Newton, Massachusetts 02458

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

        The undersigned shareholder of Hospitality Properties Trust, a Maryland real estate investment trust (the "Company"), hereby appoints GERARD M. MARTIN, JOHN G. MURRAY and BARRY M. PORTNOY, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of the Shareholders of the Company to be held at the Sheraton Newton Hotel, 320 Washington Street, Newton, Massachusetts on Tuesday, May 7, 2002 at 11:30 a.m., and any adjournment or postponement thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at the meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to the meeting.

        The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side hereof. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "for" the nominees for trustee and in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

NOTE: Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

HOSPITALITY PROPERTIES TRUST
C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

DETACH HERE

/x/    Please mark votes
as in this example

HOSPITALITY PROPERTIES TRUST

1. Election of the Trustee in Group I: Nominees: (01) John L. Harrington (02) Barry M. Portnoy	2. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting.
	FOR BOTH NOMINEES	/ /	WITHHELD FROM BOTH NOMINEES	/ /

/ /	For both nominees except as noted above				Mark box at right if an address change or comment has been noted on the reverse side of this card. / /

Please be sure to sign and date this Proxy.
Signature	Signature
Date	Date

QuickLinks

HOSPITALITY PROPERTIES TRUST 400 Centre Street Newton, Massachusetts 02458
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 7, 2002
HOSPITALITY PROPERTIES TRUST 400 Centre Street Newton, Massachusetts 02458
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS To Be Held on Tuesday, May 7, 2002
INTRODUCTION
NOMINEES FOR TERM EXPIRING IN 2005
CONTINUING TRUSTEES
EXECUTIVE OFFICERS
OTHER INFORMATION
SUMMARY COMPENSATION TABLE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDITORS
SHAREHOLDER PROPOSALS
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
OTHER MATTERS
HOSPITALITY PROPERTIES TRUST 400 Centre Street Newton, Massachusetts 02458
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